                                                               EXECUTION VERSION





                               REDACTED - AS FILED

              [PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT
                    TO A REQUEST FOR CONFIDENTIAL TREATMENT]

Brackets "[ ]" ARE USED TO INDICATE WHERE A PORTION OF THIS EXHIBIT HAS BEEN OMITTED. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS. A COMPLETE COPY OF THIS EXHIBIT, CONTAINING ALL OF THE OMITTED PORTIONS, HAS BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION TOGETHER WITH THE REQUEST FOR CONFIDENTIAL TREATMENT.






                            ASSET PURCHASE AGREEMENT



                                 BY AND BETWEEN



                                   MOTT'S LLP



                                       AND



                        PACIFICHEALTH LABORATORIES, INC.





                          DATED AS OF FEBRUARY 22, 2006









================================================================================

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                                TABLE OF CONTENTS


ARTICLE I PURCHASE AND SALE............................................................................1

   SECTION 1.1.         Purchase and Sale..............................................................1
   SECTION 1.2.         No Assumption of Liabilities...................................................3
   SECTION 1.3.         Purchase Price; Payment........................................................4
   SECTION 1.4.         Royalty Payments...............................................................4

ARTICLE II CLOSING AND CLOSING DATE....................................................................7

   SECTION 2.1.         Closing and Closing Date.......................................................7
   SECTION 2.2.         Deliveries at Closing..........................................................7
   SECTION 2.3.         Certain Actions................................................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF SELLER...................................................9

   SECTION 3.1.         Existence; Authority; Qualification............................................9
   SECTION 3.2.         Authority; Binding Effect......................................................9
   SECTION 3.3.         Absence of Conflicts...........................................................9
   SECTION 3.4.         Governmental Consents and Filings.............................................10
   SECTION 3.5.         Subsidiaries..................................................................10
   SECTION 3.6.         Financial Statements and SEC Reports..........................................10
   SECTION 3.7.         Absence of Undisclosed Liabilities............................................11
   SECTION 3.8.         Absence of Certain Changes or Events..........................................12
   SECTION 3.9.         Title, Sufficiency and Condition of Assets....................................13
   SECTION 3.10.        Contracts.....................................................................13
   SECTION 3.11.        Permits.......................................................................14
   SECTION 3.12.        Transactions with Affiliates..................................................14
   SECTION 3.13.        Litigation....................................................................14
   SECTION 3.14.        Compliance With Laws and Other Requirements...................................15
   SECTION 3.15.        Intellectual Property.........................................................15
   SECTION 3.16.        Taxes.........................................................................17
   SECTION 3.17.        Disclosure....................................................................18
   SECTION 3.18.        Fees and Commissions..........................................................18

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF BUYER....................................................19

   SECTION 4.1.         Existence; Authority; Good Standing...........................................19
   SECTION 4.2.         Authority; Binding Effect.....................................................19
   SECTION 4.3.         Absence of Conflicts..........................................................19
   SECTION 4.4.         Governmental Consents and Filings.............................................19
   SECTION 4.5.         Fees and Commissions..........................................................20
   SECTION 4.6.         Acknowledgement of Due Diligence..............................................20


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

ARTICLE V COVENANTS...................................................................................20

   SECTION 5.1.         General.......................................................................20
   SECTION 5.2.         Restrictions on Certain Actions...............................................21
   SECTION 5.3.         Exclusivity...................................................................21
   SECTION 5.4.         Tax Matters...................................................................22
   SECTION 5.5.         Third Party Consents..........................................................23
   SECTION 5.6.         Further Assurances............................................................23
   SECTION 5.7.         Notification of Certain Matters...............................................24
   SECTION 5.8.         Amendment of Disclosure Schedule..............................................24
   SECTION 5.9.         Competitive Activities........................................................24
   SECTION 5.10.        Right of First Negotiation....................................................26
   SECTION 5.11.        Use of Assets.................................................................27
   SECTION 5.12.        Bulk Sales Laws...............................................................27
   SECTION 5.13.        Access to Books and Records after Closing.....................................27
   SECTION 5.14.        Audit Rights and Certificates of Compliance...................................27
   SECTION 5.15.        Certain Licenses..............................................................28
   SECTION 5.16.        Cooperation...................................................................28
   SECTION 5.17.        Certain Other Covenants.......................................................29

ARTICLE VI CONDITIONS TO OBLIGATIONS OF SELLER........................................................30

   SECTION 6.1.         No Order......................................................................30
   SECTION 6.2.         Accuracy of Representations and Warranties....................................30
   SECTION 6.3.         Covenants and Agreements Performed............................................30
   SECTION 6.4.         Closing Deliveries............................................................30

ARTICLE VII CONDITIONS TO OBLIGATIONS OF BUYER........................................................31

   SECTION 7.1.         No Order......................................................................31
   SECTION 7.2.         Accuracy of Representations and Warranties....................................31
   SECTION 7.3.         Covenants and Agreements Performed............................................31
   SECTION 7.4.         Portman Consulting, License and Noncompetition Agreement......................31
   SECTION 7.5.         Closing Deliveries............................................................31
   SECTION 7.6.         Consents......................................................................32
   SECTION 7.7.         No Material Adverse Change....................................................32

ARTICLE VIII TERMINATION..............................................................................32

   SECTION 8.1.         Termination...................................................................32
   SECTION 8.2.         Effect of Termination.........................................................33

ARTICLE IX INDEMNIFICATION............................................................................33

   SECTION 9.1.         Survival of Representations and Warranties....................................33
   SECTION 9.2.         Indemnification of Buyer......................................................34
   SECTION 9.3.         Indemnification of Seller.....................................................35
   SECTION 9.4.         Third Party Claims............................................................36
   SECTION 9.5.         Indemnification Without Regard to Negligence or other Fault...................37


ARTICLE X MISCELLANEOUS...............................................................................37

   SECTION 10.1.        Access to Information; Confidentiality........................................37
   SECTION 10.2.        Expenses......................................................................38
   SECTION 10.3.        Public Announcements..........................................................38
   SECTION 10.4.        Notices.......................................................................38
   SECTION 10.5.        Assignment....................................................................38
   SECTION 10.6.        Complete Agreement............................................................39
   SECTION 10.7.        Governing Law.................................................................39
   SECTION 10.8.        Cure of Invalid Provisions....................................................39
   SECTION 10.9.        Amendment; Waivers............................................................39
   SECTION 10.10.       Specific Performance..........................................................40
   SECTION 10.11.       Interpretation................................................................40
   SECTION 10.12.       Counterparts..................................................................40
   SECTION 10.13.       Force Majeure.................................................................40
   SECTION 10.14.       Rights Reserved...............................................................41

ARTICLE XI DEFINITIONS................................................................................41

   SECTION 11.1.        Certain Definitions...........................................................41
   SECTION 11.2.        Other Defined Terms...........................................................46


DISCLOSURE SCHEDULE

Schedule 1.1(a)(i)       --   Trademarks
Schedule 1.1(a)(ii)      --   Patents
Schedule 1.1(a)(iv)      --   Copyrights
Schedule 1.1(a)(v)       --   Web Sites
Schedule 2.2(a)(iv)      --   Certain Consents
Schedule 5.9(a)          --   Covered Products and Territory
Schedule 5.17(d)         --   Identified Buyer Affiliates
Schedule 11.1            --   Qualifying Net Sales

Exhibit A                --   Form of License Agreement
Exhibit B                --   Portman Consulting, License and Noncompetition Agreement
Exhibit C                --   Form of Bill of Sale and Assignment
Exhibit D                --   Confidentiality Agreement


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                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement (together with all Exhibits and Schedules hereto, this "Agreement") is entered into as of February 22, 2006, by and between Mott's LLP, a Delaware limited liability partnership ("Buyer"), and PacificHealth Laboratories, Inc., a Delaware corporation ("Seller").

         WHEREAS, Seller is engaged in, among other things, the research, development, testing, production, manufacture, marketing, sale and distribution of products marketed under the "ACCELERADE"(R) and "ENDUROX"(R) brand names (together with any variations, extensions or derivatives of such brand names, the "Brand Names");

         WHEREAS, Seller desires to sell and Buyer desires to purchase certain intellectual property and other assets for the consideration and upon the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, Seller desires to obtain from Buyer, and Buyer desires to grant to Seller, a license under certain of the Assets (as hereinafter defined) acquired by Buyer pursuant to this Agreement upon the terms, for the duration, and subject to the conditions specified in a license agreement substantially in the form attached hereto as Exhibit A (the "License Agreement");

         WHEREAS, contemporaneously with the execution of this Agreement, and as an integral component of the transactions contemplated by this Agreement, Dr. Robert Portman ("Portman"), an Affiliate of Seller, is entering into a Consulting, License and Noncompetition Agreement, substantially in the form attached hereto as Exhibit B (the "Portman Consulting, License and Noncompetition Agreement"); and

         WHEREAS, Buyer and Seller desire to establish certain arrangements and agreements for future interaction and cooperation;

         NOW, THEREFORE, in consideration of the premises and the provisions and respective covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

                                   ARTICLE I
                                PURCHASE AND SALE

         SECTION 1.1. Purchase and Sale. Upon the terms and subject to the conditions set forth herein and in reliance upon the representations and warranties made herein by each of the parties to the other, at the Closing, Seller shall irrevocably and absolutely (subject to the provisions of Section 1.4(b)) sell, grant, convey, assign, transfer and deliver to Buyer, free and clear of all Encumbrances (other than Permitted Encumbrances), and Buyer shall irrevocably and absolutely (subject to the provisions of Section 1.4(b)) purchase and acquire from Seller, the following assets and properties of Seller (wherever located) used, held or controlled by Seller (such assets and properties of Seller to be sold, granted, conveyed, transferred, assigned and delivered to Buyer hereunder being hereinafter collectively referred to as the "Assets"):

REDACTED

         (a) all rights, title and interest of Seller, whether now in existence or developed or acquired in the future, in and to the following, in each case to the extent known, used, held or controlled by Seller directly or primarily related to the research, development, testing, production, manufacture, marketing, sale or distribution of products that are currently being or have previously been marketed by Seller under the Brand Names or products under the Brand Names that are currently in development by Seller (the "Acquired Intellectual Property"):

                  (i) all trademarks and service marks registered or unregistered (including those identified in Schedule 1.1(a)(i)), trade dress (including the trade dress of various packaging currently, previously or proposed to be used in conjunction with the Brand Names), trade names and other marks and slogans embodying business or product goodwill or indications of origin, all or that part of any applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith;

                  (ii) all inventions, whether patented or unpatented, patentable or unpatentable, including all issued patents and pending applications in any jurisdiction (including those identified in Schedule 1.1(a)(ii)) and all provisionals, reissues, reexaminations, continuations, divisions, continuations-in-part, renewals or extensions thereof (the "Patent Properties"), and any existing or future filed patents and applications that receive priority from or provide priority to any of the Patent Properties;

                  (iii) all trade secrets and other confidential information, and the right in any jurisdiction to limit the use or disclosure thereof, and any other inventions, discoveries, improvements, ideas, know-how, formulae, product ingredient information, product formulas, product details, methodologies, processes, technology concepts, technical data, memoranda, notes, reports, financial and technical information, proprietary information, proprietary processes, clinical data and studies, consumer or market-based research, books, records, instruments and other information (whether now existing or, to the extent directly or primarily related to Covered Products or other products that are currently being or have previously been marketed by Seller under the Brand Names or products under the Brand Names that are currently in development by Seller, developed in the future);

REDACTED

                  (iv) all copyrights (registered and unregistered) in writings, designs, mask works or other works (including those identified in Schedule 1.1(a)(iv)), and applications or registrations in any jurisdiction for the foregoing;

                  (v) all Internet web sites, domain names and registrations or applications for registration thereof identified in Schedule 1.1(a)(v) and Seller's rights in all software code underlying such web sites and related documentation, user manuals and training materials; and

                  (vi) all licenses, immunities, covenants not to sue and the like relating to any of the foregoing.

         (b) all right and interest in (x) any claim arising from or related to any infringement, impairment, dilution or misappropriation of the Acquired Intellectual Property, including all unasserted claims of Seller and other pre-existing or accrued claims relating to inventions, patent applications, patents, copyrights, trademarks, trade secrets, trade dress, Internet domain names and confidential information, that Seller now has or may have against any Person and (y) all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by Seller to the extent pertaining primarily to the ownership, use, function or value of any Assets, including Seller's right to either damages or injunctive relief, or both, whether arising by way of counterclaim or otherwise, except to the extent that any of the foregoing are not legally assignable;

         (c) to the extent transferable, all franchises, licenses, permits, approvals and other authorizations issued or granted by any governmental authority and all permit applications and license and permit amendment applications submitted to any such governmental authority related to the ownership, use, function or value of the Assets; and

         (d) all claims against third parties, whether or not asserted and whether now existing or hereafter arising (including all claims based on any indemnities or warranties in favor of Seller) relating to any of the Assets.

         SECTION 1.2. No Assumption of Liabilities. Notwithstanding any other provision of this Agreement, Buyer is not assuming, and shall not be deemed to have assumed or be in any way liable for or subject to or have any obligation for or with respect to, any debts, liabilities or obligations of Seller of any kind, nature or description whatsoever (whether absolute or contingent, known or unknown, asserted or unasserted).

REDACTED

         SECTION 1.3. Purchase Price; Payment. Upon the terms and subject to the conditions set forth herein, in reliance upon the representations, warranties, covenants and agreements of Seller contained herein, and in exchange for the sale, grant, conveyance, assignment, transfer and delivery of the Assets, Buyer agrees to pay to Seller the sum of (i) Four Million Dollars ($4,000,000) (the "Closing Payment") plus (ii) the Royalty Payments provided for in Section 1.4 (collectively, the "Purchase Price").

         SECTION 1.4. Royalty Payments.

         (a) Within 30 days after the end of each quarter (for purposes of this Agreement, quarters shall be deemed to end on March 31, June 30, September 30 and December 31 of each year (each three month period ending on such date, a "Fiscal Quarter")), during the [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*period commencing on the Product Launch Date and ending on the [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*of the Product Launch Date (the "Royalty Payment Period"), Buyer shall prepare and deliver to Seller a statement (a "Royalty Payment Statement") setting forth its calculation of the amount of Qualifying Net Sales for the quarterly period then ended (a "Royalty Payment Quarter"), together with a reasonably detailed statement of gross sales and any deductions made from gross sales during such quarter as permitted by the definition of Qualifying Net Sales. No later than the 45th day following the end of each Royalty Payment Quarter during the Royalty Payment Period (and within 45 days after the last day of the Royalty Payment Period), Buyer shall pay to Seller an amount equal to [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*of Qualifying Net Sales for such Royalty Payment Quarter, subject to a limit of [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*for each [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*period [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]* during the Royalty Payment Period (the "Royalty Payment"). Seller and its representatives shall have the right, during normal business hours and upon reasonable advance request, to review relevant work papers and procedures used to prepare the Royalty Payment Statement and to have reasonable access to Buyer's financial employees involved in the preparation thereof and shall have the right to perform reasonable procedures necessary to confirm the accuracy thereof at its own expense. If Seller disagrees with the amount of a Royalty Payment for the previous Royalty Payment Quarter, Seller shall give written notice thereof to Buyer not later than 45 days after receipt of the Royalty Payment Statement therefor (it being understood and agreed that if Seller shall not have given written notice within such 45-day period, Seller shall be deemed to have irrevocably agreed to such Royalty Payment amount), and Buyer and Seller shall attempt in good faith to resolve such disagreement. If after 30 days Buyer and Seller have not reached agreement, the matter shall be referred to an Arbitrator who shall be instructed to use every reasonable effort to make a determination of the Royalty Payment amount within 30 days of appointment. Buyer shall give the Arbitrator during normal business hours access to all financial records of Buyer relevant to a determination of such Royalty Payment amount and to appropriate financial employees. The Arbitrator's determination shall be final and binding on Buyer and Seller with no right of appeal and enforceable by any court of competent jurisdiction. If the determination of such Royalty Payment amount shows that Buyer has overpaid such amount, then Seller shall promptly pay the amount of such overpayment to Buyer. If the determination shows an underpayment, then Buyer shall promptly pay the amount of such underpayment to Seller.

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         (b) In the event that the Product Launch Date has not occurred on or before [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]* (the "Repurchase Option Date"), Seller shall have the right (the "Repurchase Option") (but not the obligation) to repurchase the Assets from Buyer for an amount to be mutually agreed by the parties, which amount shall not exceed [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*(the "Repurchase Price"). Buyer shall deliver to Seller written notice no later than 30 days after the Repurchase Option Date, which notice shall set forth the cumulative number of Cases or Case Equivalents sold by Buyer as of the Repurchase Option Date. If such notice indicates that Buyer has not achieved a Product Launch Date, then Seller shall have 60 days from the date of Buyer's written notice to exercise the Repurchase Option by written notice to Buyer. If Buyer achieves a Product Launch Date prior to the Repurchase Option Date, Buyer shall notify Seller of this fact within 30 days and no further notice shall be due to Seller pursuant to this provision. Within 60 days after receipt of Seller's written notice exercising the Repurchase Option, (i) Buyer shall convey back to Seller, free of Encumbrances (other than Permitted Encumbrances), all right, title and interest in the Assets, and (ii) Seller shall pay Buyer the Repurchase Price by wire transfer of immediately available funds. Upon any such conveyance, Buyer shall not be obligated to make any future Royalty Payment to Seller.

         (c) Seller agrees that nothing in this Agreement, or in any other agreement between Buyer and Seller, imposes any contractual, fiduciary or other obligation on Buyer at any time to market or sell any Developed Product or otherwise to maximize the amount of any Royalty Payment. Seller understands that Buyer may at any time (i) discontinue developing, testing, marketing, selling and distributing any Developed Product and/or (ii) market and sell products under names or marks other than ACCELERADE(R) or ENDUROX(R).

         (d) If in 2006 or any calendar year thereafter and prior to the first anniversary of the Product Launch Date (i) Seller's aggregate annual sales for its powder and gel product lines under the Brand Names are less than [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]* (such actual sales for any year, as a percentage of [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*, the "Annual Sales Percentage") and (ii) Buyer has expended (in cash, cash equivalents or advertising equivalents) an aggregate of at least $[REDACTED - CONFIDENTIAL TREATMENT REQUESTED]* for such calendar year (or prorated for any partial calendar year) to support the Brand Names (each such calendar year a "Royalty

REDACTED

Reduction Year"), then each Royalty Payment otherwise payable with respect to the first year of the Royalty Payment Period (each a "Standard Royalty Payment") will be reduced to an amount (a "Reduced Royalty Payment") equal to [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*. If more than one Royalty Reduction Year has occurred, then a similar calculation will apply for Royalty Payments with respect to each year after the first year of the Royalty Payment Period (until the number of years with Reduced Royalty Payments equals the number of Royalty Reduction Years), employing the Annual Sales Percentage applicable to the second Royalty Reduction Year to calculate the Reduced Royalty Payments in the second year of the Royalty Payment Period, and so on (if applicable).

         (e) The obligation of Buyer to make Royalty Payments pursuant to this Agreement shall terminate immediately upon the first occurrence of any of the following events:

                  (i) if prior to the second anniversary of the Product Launch Date, Portman shall cease (other than as of the result of his death or disability which renders him unable to perform substantial functions of his position) to act on behalf of Seller on a full-time basis, in either an employee or independent contractor capacity or to have made other arrangements reasonably satisfactory to Buyer to continue activities relevant to the Licensed Products (as defined in the License Agreement);

                  (ii) upon 30 days' written notice by Buyer, if Seller breaches any of the covenants or agreements in this Agreement or in the License Agreement and such breach could materially and adversely affect Buyer's rights in the Assets, or the value or reasonably expected benefit to Buyer of the Assets, and Seller fails, within such 30 days, to cure such breach and the effect thereof;

                  (iii) upon 30 days' written notice by Buyer, if (A) Portman breaches any of the covenants in the Portman Consulting, License and Noncompetition Agreement that address restrictions on competition, non-disparagement or confidentiality, or materially breaches his service obligations thereunder (considered in the aggregate), (B) Portman fails, within 30 days after notice to Portman and Seller, to cure such breach and the effect thereof and (C) Portman admits such fault or is finally determined through the mediation and arbitration provisions of such agreement to have so breached such covenants or obligations and failed to have timely cured such breach and the effect thereof; or

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                  (iv) Seller or Portman takes any action that has a detrimental effect on the Brand Names or the Acquired Intellectual Property, and such action (and the effect thereof) is not cured by Seller or Portman (as applicable) within 30 days after receiving written notice from Buyer.

                                   ARTICLE II
                            CLOSING AND CLOSING DATE

         SECTION 2.1. Closing and Closing Date. The closing of the purchase and sale of the Assets (the "Closing") shall take place at the offices of Baker Botts L.L.P., 2001 Ross Avenue, Dallas, Texas 75201 at 10:00 a.m., Dallas, Texas time, on the second business day after each of the conditions to the obligations of the parties set forth in Articles VI and VII (other than any condition relating to the making of payments or delivery of instruments or other documents at the Closing) have been satisfied or waived, or on such other date and at such other time as Buyer and Seller may mutually agree (the "Closing Date").

         SECTION 2.2. Deliveries at Closing. At the Closing:

         (a) Seller shall deliver, or cause to be delivered, to Buyer:

                  (i) the Bill of Sale and Assignment, duly executed by Seller;

                  (ii) instruments of assignment of the United States and foreign letters patent, patents, patent applications, trademarks, service marks, trademark and service mark registrations and applications, copyrights and copyright registrations and applications included in the Assets, in each case duly executed and acknowledged by the appropriate parties;

                  (iii) a counterpart of the License Agreement, duly executed by Seller;

                  (iv) copies of all approvals, consents and waivers of third parties that are necessary to consummate the transactions contemplated by this Agreement, including those set forth in Schedule 2.2(a)(iv);

                  (v) a copy of the resolutions of the board of directors of Seller authorizing the execution and delivery by Seller of this Agreement and the performance by Seller of the transactions contemplated hereby, certified by the secretary of Seller;

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REDACTED

                  (vi) evidence reasonably acceptable to Buyer that all liens, security interests and other Encumbrances on the Assets (other than Permitted Encumbrances) have been released and discharged;

                  (vii) a legal opinion by counsel reasonably acceptable to Buyer as to the due authorization of the transactions contemplated hereby by all requisite corporate action on the part of Seller, including that no vote or consent of the stockholders of Seller (except as previously obtained) is necessary for the execution and delivery by the Seller of this Agreement or the consummation of the transactions contemplated hereby or evidence reasonably acceptable to Buyer that all such action has been taken (including that the vote or consent of the stockholders of Seller has been obtained);

                  (viii) such other bills of sale, deeds, general conveyances, endorsements, assignments and other good and sufficient instruments of sale, conveyance, transfer, assignment and delivery as Buyer may reasonably request in order more effectively to vest in Buyer all right, title and interest in and to the Assets, in each case duly executed and acknowledged by Seller; and

                  (ix) such other certificates, instruments and documents as may be reasonably requested by Buyer to carry out the intent and purposes of this Agreement.

         (b) Buyer shall deliver, or cause to be delivered, to Seller:

                  (i) the Closing Payment, by wire transfer to such account as Seller shall have designated at least two business days prior to the Closing Date;

                  (ii) a counterpart of the License Agreement, duly executed by Buyer; and

                  (iii) such other certificates, instruments and documents as may be reasonably requested by Seller to carry out the intent and purposes of this Agreement.

         SECTION 2.3. Certain Actions. At the Closing, Seller shall deliver to Buyer copies of all Acquired Intellectual Property that is available in readable format (including hardcopy and electronic versions) or other tangible form and including (i) all patent prosecution and trademark files relating to the Acquired Intellectual Property currently in possession of Seller's intellectual property counsel, and (ii) all product ingredient information, product formulas, product details and other product information, and shall take such additional actions as are necessary or appropriate to put Buyer in actual possession and operating control of the Assets.

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                                  ARTICLE III
                    REPRESENTATIONS AND WARRANTIES OF SELLER


         Seller hereby represents and warrants to Buyer as follows:

         SECTION 3.1. Existence; Authority; Qualification. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has all requisite corporate power and authority to own, operate and lease its properties and assets and to carry on its business as presently conducted. Seller is duly qualified to transact business and is in good standing as a foreign corporation in all jurisdictions where it is required to be so qualified, except where the failure to be so qualified would not have a Material Adverse Affect.

         SECTION 3.2. Authority; Binding Effect. Seller has all requisite corporate power and authority, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and no further corporate proceedings on the part of or with respect to Seller, its board of directors or stockholders are necessary to approve and authorize the execution and delivery of this Agreement, the performance by Seller of its obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms.

         SECTION 3.3. Absence of Conflicts. Except as set forth in Item 3.3 of the Disclosure Schedule, none of the execution and delivery by Seller of this Agreement, the performance by Seller of its obligations hereunder or the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation or breach of any provision of the certificate of incorporation or bylaws of Seller; (ii) conflict with or result in a violation of any law, rule or regulation applicable to Seller or any of the Assets or conflict with or result in a violation of any order, writ, injunction, decree, judgment or ruling of any Governmental Entity applicable to Seller or, to the extent Seller has Knowledge thereof, to any of the Assets; (iii) conflict with, result in the breach or violation of, constitute a default under, or otherwise adversely affect any of the terms, conditions or provisions of, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, Contract, or other instrument or document to which Seller is a party or by which any of the Assets may be bound; (iv) require any consent or approval of, or notice to, or filing or registration with, any Person, except for those consents, approvals, notices, filings or registrations which have been obtained, given or made, as the case may be, and which are unconditional and in full force and effect or (v) result in the creation of, or impose on any Seller the obligation to create, any Encumbrance, other than Permitted Encumbrances, upon any of the Assets.

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         SECTION 3.4. Governmental Consents and Filings. Except for the filing of any lien releases with the applicable Governmental Entities (which shall be effected by Seller prior to or on the Closing Date) and the filing of assignments of patents, registered trademarks and copyrights (which shall be effected by Buyer upon the Closing), there is no requirement applicable to Seller to obtain any consent of, or to make or effect any declaration, filing or registration with, any Governmental Entity for the valid execution and delivery of this Agreement, the due performance by Seller of its obligations hereunder or the lawful consummation of the transactions contemplated hereby.

         SECTION 3.5. Subsidiaries. Except as set forth in Item 3.5 of the Disclosure Schedule, Seller does not have any subsidiaries, nor does Seller own, directly or indirectly, any capital stock, partnership interests, limited liability company interests, equity securities or other ownership interests of or in any corporation, partnership, limited liability company or other Person.

         SECTION 3.6. Financial Statements and SEC Reports.

         (a) The unaudited balance sheet of Seller as of September 30, 2005 (the "Latest Balance Sheet") and the statement of income of Seller for the nine months then ended and the audited balance sheets of Seller as of December 31, 2004, 2003 and 2002 and the audited statements of income of Seller for the years then ended (collectively the "Financial Statements") are contained in Seller's SEC Reports available on the SEC's EDGAR website. Except as described in Item 3.6(a) of the Disclosure Schedule, the Financial Statements have been prepared in accordance with generally accepted accounting principles, are accurately based on the books and records of Seller, are true and correct in all material respects, and fairly present the financial condition of Seller, including the Assets, at the dates thereof and its results of operations for the periods covered thereby.

         (b) Since December 31, 2003, Seller has timely filed or furnished all material forms, reports, registration statements, certifications and documents required to be filed or furnished by it with the Securities and Exchange Commission (the "SEC") (the "SEC Reports"), all of which complied as of their respective filing dates in all material respects will all applicable requirements of the Exchange Act and the Securities Act, as applicable. True, correct and complete copies of all such SEC Reports have been delivered to Buyer or made available on the SEC's Internet website. None of the SEC Reports, including the Financial Statements included or incorporated by reference therein, at the time filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. No executive officer of Seller has failed in any respect to make the certifications required of him or her under Sections 302 or 906 of the Sarbanes-Oxley Act of 2002 with respect to any SEC Report.

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         (c) Seller maintains disclosure controls and procedures required by
Rule 13a-15 or 15d-15 under the Exchange Act and has delivered to Buyer a correct and complete description of such disclosure controls and procedures to the extent related to the Business. Such disclosure controls and procedures are effective to ensure that all material information concerning Seller and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Seller's filings with the SEC and other public disclosure documents. Seller has disclosed to its auditors and the audit committee of Seller's board of directors (i) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Seller's ability to record, process, summarize and report financial data and has identified for Seller's auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in Seller's internal controls. Except as disclosed in Item 3.6(c) of the Disclosure Schedule, no disclosure described in the preceding sentence relating to the Business or the Assets has been made since December 31, 2003. Since December 31, 2003, no former or current employee of Seller or any of its Subsidiaries has engaged in questionable accounting or auditing practices. No attorney representing Seller or any of its Subsidiaries, whether or not employed by Seller or any of its Subsidiaries, has reported evidence of a violation of any securities Legal Requirements, breach of fiduciary duty or similar violation by Seller or any of its officers, directors, employees or agents to Seller's board of directors or any committee thereof or to any director or officer of Seller or any of its Subsidiaries.

         SECTION 3.7. Absence of Undisclosed Liabilities. Except as disclosed in
Item 3.7 of the Disclosure Schedule, Seller does not have any debts, liabilities or obligations, whether accrued, absolute, contingent or otherwise, other than
(i) liabilities or obligations fully reflected or specifically reserved against in the Latest Balance Sheet or disclosed in the notes thereto or (ii) current liabilities incurred in the ordinary course of business after the date of the Latest Balance Sheet. Except as set forth in Item 3.7 of the Disclosure Schedule, Seller is current in the payment and performance of all of its debts, liabilities and obligations.

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         SECTION 3.8. Absence of Certain Changes or Events. Since the date of the Latest Balance Sheet, except as set forth in Item 3.8 of the Disclosure Schedule, the business of Seller has been conducted in the ordinary course and consistent with past practice and none of the following has occurred:

         (a) any actual or reasonably foreseeable prospective change in the operations, assets, properties, liabilities, results of operations or financial condition of Seller, whether or not in the ordinary course of business, which has resulted in a Material Adverse Effect, or any event, occurrence or development that will result in or could reasonably be expected to result in a Material Adverse Effect;

         (b) any material damage, destruction or loss (whether or not insured) affecting the physical condition of the Assets, or the other assets or properties of Seller or the availability thereof in connection with the conduct of Seller's business;

         (c) except as set forth in Item 3.8 of the Disclosure Schedule and except for sales to customers in the ordinary course of business, any sale, assignment or transfer of material tangible or intangible Assets;

         (d) any mortgage, pledge, security interest or imposition of any Encumbrance, other than Permitted Encumbrances, on any Assets;

         (e) any material adverse change in the relationships between Seller on the one hand and any suppliers, licensors, licensees, lessors, insurers, joint venture partners or other Persons with whom Seller has material business relationships;

         (f) any revocation or termination, or any notice of any threatened revocation or termination, of any material consents, approvals, licenses, permits, franchises or other authorizations owned by or issued to Seller that relate to or affect the Assets;

         (g) any action or omission on the part of Seller that, if taken or omitted to be taken after the date hereof, would cause a breach or violation of the covenants contained in Section 5.1 or 5.2; or

REDACTED

         (h) any agreement or commitment to do any of the foregoing.

         SECTION 3.9. Title, Sufficiency and Condition of Assets. Seller has all right, title and interest in and to all of the Assets owned by it, free and clear of all Encumbrances, other than Permitted Encumbrances. Upon the sale, conveyance, transfer, assignment and delivery of the Assets in accordance with this Agreement, Buyer will acquire all right title and interest in and to the Assets, free and clear of all Encumbrances, liabilities, charges, levies or assessments of any kind or character, except for Permitted Encumbrances. Without limiting the generality of the foregoing, all Encumbrances on the Assets that secure any Indebtedness of Seller or its Affiliates have been released and discharged or will be released and discharged before or simultaneously with the Closing. The Assets include all Intellectual Property Rights used by Seller or its Affiliates or contractors in or necessary in connection with the research, development, testing, production, manufacture, marketing, sale or distribution by Seller or its Affiliates or contractors of Seller's products under the Brand Names. The items of tangible personal property included in the Assets (including all documents, studies and records) are complete and in good condition, do not have any defects that could reasonably be expected to interfere in any material respect with their use in connection with the Business, and are in the possession of Seller or under its control. Except as included in the Acquired Intellectual Property pursuant to Section 1.1(a)(v), there are no computer software programs or software development tools, databases or compilations, documentation, user manuals or training materials, relating to or necessary for the operation, use or exploitation of any of the Assets.

         SECTION 3.10. Contracts. Item 3.10 of the Disclosure Schedule lists all Contracts to which Seller is a party or by which it is bound (i) that relate to the Assets; (ii) that relate to the development, license, sublicense, manufacture, use, sale, disclosure, distribution, reproduction, display, performance, duplication, preparation of derivative works of, modification, or other exploitation (collectively, "Exploitation") thereof; (iii) by which the Assets are bound; or (iv) that are used or held for use in the Exploitation by Seller of the Assets. Complete and correct copies of all such Contracts (including all exhibits, schedules, amendments or modifications thereto) have been provided to Buyer. All such Contracts are valid and in full force and effect, have not been modified (except as set forth in Item 3.10 of the Disclosure Schedule) and constitute the legal, valid and binding obligations of Seller and, to the knowledge of Seller, the other parties thereto. Except as set forth in Item 3.10 of the Disclosure Schedule, Seller is not in default, and no written notice of alleged default has been received by Seller under any such Contract, and, to the knowledge of Seller, no other party thereto is in default or alleged to be in default thereunder. Except as set forth in Item 3.10 of the Disclosure Schedule, to the extent that any such Contract is included in the Assets, the assignment of the Assets to Buyer will not affect the continued validity or effectiveness or alter the terms and conditions of any such Contract.

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REDACTED

         SECTION 3.11. Permits. Item 3.11 of the Disclosure Schedule Seller sets forth all licenses, franchises, permits, approvals, authorizations, exemptions, classifications, certificates, registrations and similar documents or instruments (collectively, "Permits") that are material to the conduct of the business operated utilizing the Assets. Seller owns or validly holds all Permits included in the Assets and all such Permits are valid and in full force and effect. No proceeding is pending or, to the knowledge of Seller, threatened which could result in the revocation or termination of any such Permits, and Seller does not know of any basis on which any such proceeding could be commenced. The consummation of the transactions contemplated by this Agreement will not affect the continued validity or effectiveness or alter the terms and conditions of any such Permits.

         SECTION 3.12. Transactions with Affiliates. Except as set forth in Item
3.12 of the Disclosure Schedule, with respect to the Assets or the Business conducted by Seller utilizing the Assets, since December 31, 2000, Seller has not purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from, or guaranteed or otherwise become liable for any Indebtedness or other obligations of, or acquired any equity, obligations or securities of, or entered into any management, consulting or similar fee arrangement with, or entered into or consummated any other material transaction, agreement or arrangement with or for the benefit of, any of its Affiliates or any of their respective directors, officers or employees. None of the Affiliates of Seller has any ownership or other interest in the Assets.

         SECTION 3.13. Litigation. There are no Proceedings pending or, to the knowledge of Seller, currently threatened against Seller. Except as set forth in
Item 3.13 of the Disclosure Schedule, since January 1, 2001, there has been no such Proceeding involving or relating to the Assets. To the knowledge of Seller, there is no presently existing factual basis that is reasonably likely to result in any such Proceeding. Seller is not subject to any judgment, order, writ, injunction or decree of any Governmental Entity. There are no Proceedings pending or, to the knowledge of Seller, threatened seeking to restrain, prohibit or obtain damages in connection with this Agreement or the transactions contemplated hereby.

         SECTION 3.14. Compliance With Laws and Other Requirements. Seller is not in violation of or in default under (i) any applicable law, ordinance, statute, rule or regulation of any Governmental Entity or (ii) any order, writ, injunction, judgment or decree of any arbitrator or Governmental Entity applicable to Seller or, to the extent Seller has Knowledge of such order, writ, injunction, judgment or decree, to any of the Assets, except, with respect only to such matters that do not involve or relate to the Assets, for any violation or default which has not had, and could not reasonably be expected to have, a Material Adverse Effect. Seller is not subject to any order, writ, injunction, judgment or decree of any arbitrator or Governmental Entity involving or relating to the Assets. No claim is pending or, to the knowledge of Seller, threatened with respect to any such violation or default.

REDACTED

         SECTION 3.15. Intellectual Property.

         (a) Item 3.15(a) of the Disclosure Schedule is a complete and correct list of all patents and patent applications, registered trademarks, registered trade names, registered service marks and registered copyrights, and all applications for any of the foregoing, and all material unregistered copyrights, trademarks, trade names and service marks owned or claimed by Seller. Each item listed in Item 3.15(a) of the Disclosure Schedule is subsisting and in full force and effect. Each issued patent, registered trademark, registered trade name, registered service mark and registered copyright listed in Item 3.15(a) of the Disclosure Schedule has been duly issued by or registered with the applicable federal, state, foreign or local agency, which agency is noted in
Item 3.15(a) of the Disclosure Schedule, with respect to any particular item (based on certificates or other written documents that the Seller has received from such agency), and has not been canceled, expired or affirmatively abandoned except as disclosed in Item 3.15(a) of the Disclosure Schedule. Except as otherwise set forth in Item 3.15(a), Seller is the sole and exclusive owner of the Intellectual Property listed in Item 3.15(a) of the Disclosure Schedule. Except as set forth in Item 3.15(a) of the Disclosure Schedule, to the Sellers' knowledge, Seller is currently listed in the records of the appropriate federal, foreign, state or local agency, which agency is noted in Item 3.15(a) of the Disclosure Schedule, with respect to any particular item as the sole owner of record of each application and registration listed thereon.

         (b) There is no existing or, to Seller's knowledge, threatened opposition, interference, cancellation proceeding (stayed or otherwise) or, except as set forth in Item 3.15(b) of the Disclosure Schedule, other legal or governmental proceeding before any court or registration authority in any jurisdiction against the items listed in Item 3.15(a) of the Disclosure Schedule, or to Seller's knowledge, any of the Intellectual Property Rights to be transferred to Buyer pursuant to this Agreement.

         (c) Item 3.15(c) of the Disclosure Schedule sets forth a complete and accurate list of all material Contracts pertaining to the use of or granting any right to use or practice any rights under any of the Acquired Intellectual Property, whether Seller is the licensee or licensor thereunder, and any written settlements or assignments relating to any of the Intellectual Property. The consummation of the transactions contemplated hereby will not cause a breach, termination or forfeiture of any such material Contracts. Seller has not granted any sublicense or similar right with respect to any of the Acquired Intellectual Property.

         (d) No trade secret or confidential information or know-how that is material to the Business or the Assets has been disclosed or authorized to be disclosed to any third party other than pursuant to a non-disclosure agreement that uses reasonable efforts to protect Seller's proprietary interests in and to such trade secrets and confidential information and know-how.

         (e) Except as set forth in Item 3.15(e)(i) of the Disclosure Schedule, the conduct of the Business by Seller does not interfere with, infringe upon or misappropriate any Intellectual Property Right owned or controlled by any third party, nor will Buyer, to Seller's knowledge, interfere with, infringe upon or misappropriate any Intellectual Property Right owned or controlled by any third party as a result of the continued operation of the Assets or the Business. To Seller's knowledge, and except as disclosed in Item 3.15(e)(ii) of the Disclosure Schedule, no third party is interfering with, infringing upon or misappropriating any of the Acquired Intellectual Property and no such claims have been made against a third party by Seller. Except as disclosed in Item 3.15(e)(iii) of the Disclosure Schedule, there are no claims or suits pending or, to Seller's knowledge, threatened, and, Seller has not received any written notice of a third-party demand, claim or suit, alleging that Seller's activities or the conduct of the Seller infringes or infringed upon or constitutes or constituted the unauthorized use of the proprietary rights of any third party or challenging the ownership, use, validity or enforceability of any of the Intellectual Property.

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REDACTED

         (f) Except as set forth in Item 3.15(f)(i) of the Disclosure Schedule, all present and former employees, officers, directors and consultants of Seller with responsibility for developing or implementing the Acquired Intellectual Property have executed and delivered to Seller an agreement assigning to Seller their entire right, title and interest in and to any Intellectual Property Rights arising from services performed for Seller by such persons. The agreements signed by the present and former employees, officers, directors and consultants of Seller with responsibility for developing or implementing the Acquired Intellectual Property are substantially identical to the form of agreement included in Item 3.15(f)(ii) of the Seller Disclosure Schedule. Except as set forth in Item 3.15(f)(iii) of the Disclosure Schedule, no present or former officer, director, employee or consultant of Seller has any right, title or interest, directly or indirectly, in whole or in part, in or to any of the Acquired Intellectual Property.

         (g) Except as set forth in Item 3.15(g) of the Disclosure Schedule of the Disclosure Schedule, after the Closing, all Acquired Intellectual Property will be fully transferable, alienable, improvable, licensable and otherwise exploitable by Buyer without restriction and without payment of any kind to any third party. Such rights are non-terminable and not subject to revocation, except pursuant to the Repurchase Option.

         (h) To the extent that any of the Acquired Intellectual Property has been developed or created by a third party for Seller, Seller has a written agreement with such third party with respect thereto and Seller has thereby obtained ownership of, and is the exclusive owner of all such third party's rights in such Intellectual Property by operation of law or by valid assignment.

         (i) No Person who has licensed Acquired Intellectual Property to Seller has ownership rights or license rights to improvements made by Seller in such Acquired Intellectual Property.

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REDACTED

         (j) The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not cause the forfeiture or termination of any Acquired Intellectual Property.

         SECTION 3.16. Taxes. Except as set forth in Item 3.16 of the Disclosure Schedule (which Item specifies the extent, if any, to which each paragraph of this Section 3.16 is qualified by the information disclosed therein):

         (a) Seller has filed or will file in a timely manner with the appropriate taxing authorities all Tax Returns required to be filed prior to or on the Closing Date, and each such Tax Return has been or will be prepared in all material respects in compliance with all applicable laws and regulations and is or will be true, accurate and complete.

         (b) Seller has paid or will pay in a timely manner (i) all Taxes that are shown to be due on such returns or pursuant to any assessment received by Seller from any taxing authority and (ii) all other Taxes due on or prior to the Closing Date.

         (c) There are no claims for Taxes pending against Seller nor any threatened claim for tax deficiencies against Seller for which the Assets could be liable or for which the Buyer could be liable for a successor or transferee and Seller does not know of any basis for such claims.

         (d) There exist no actual or, to the knowledge of Seller, proposed assessments of Taxes by any taxing authority for which there is a reasonable possibility that the Assets could be subject or for which the Buyer could be liable for a successor or transferee.

         (e) There are no outstanding agreements or waivers that would extend the statutory period in which a taxing authority may assess or collect a Tax for which the Assets could be subject or for which the Buyer could be liable for a successor or transferee.

         (f) There are no Encumbrances for Taxes (other than for current Taxes not yet due and payable) upon the Assets.

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REDACTED

         SECTION 3.17. Disclosure. The representations and warranties made by Seller in this Agreement, and the statements contained in the documents, certificates and other writings furnished or to be furnished to Buyer by or on behalf of Seller pursuant to this Agreement or in connection with the transactions contemplated hereby, do not and will not contain any untrue statement of material fact or information, and do not and will not omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.18. Fees and Commissions. Except as set forth in Item 3.18 of the Disclosure Schedule, (i) Seller has not retained a financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby; (ii) Buyer shall have no liability for any fee, commission or other payment in connection with the transactions contemplated by this Agreement; and
(iii) no Person is entitled to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby on the basis of any act or statement made or alleged to have been made by Seller or any of its Affiliates.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller that:

         SECTION 4.1. Existence; Authority; Good Standing. Buyer is a limited liability partnership duly formed and in good standing under the laws of the State of Delaware. Buyer has all requisite partnership power and authority to own, operate, and lease its properties and assets and to carry on its business as presently conducted.

         SECTION 4.2. Authority; Binding Effect. Buyer has all requisite partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, and no further corporate proceedings on the part of or with respect to Buyer are necessary to approve and authorize the execution and delivery of this Agreement, the performance by Buyer of its obligations hereunder or the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding agreement of Buyer, enforceable against Buyer in accordance with its terms.

         SECTION 4.3. Absence of Conflicts. None of the execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder or the consummation of the transactions contemplated hereby will (i) conflict with or result in a violation or breach of any provision of the formation documents or partnership agreement of Buyer; (ii) conflict with or result in a violation of any order, writ, injunction, decree, judgment or ruling of any Governmental Entity or any law, rule, or regulation applicable to Buyer;
(iii) result in the breach or violation of, or constitute a default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, Contract, or other instrument or document to which Buyer is a party or by which its properties or assets are bound, except for any of the matters referred to in clauses (i) through (iii) above which would not reasonably be expected to restrict or prevent the performance by Buyer of its obligations under this Agreement.

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REDACTED

         SECTION 4.4. Governmental Consents and Filings. There is no requirement applicable Buyer to obtain any consent of, or to make or effect any declaration, filing or registration with, any Governmental Entity for the valid execution and delivery of this Agreement, the due performance by Buyer of its obligations hereunder or the lawful consummation by Buyer of the transactions contemplated hereby, except for any such consents, declarations, filings or registrations which, if not made or effected, could not reasonably be expected to restrict or prevent the performance by Buyer of its obligations under this Agreement.

         SECTION 4.5. Fees and Commissions. Except as previously disclosed to Seller in writing, (i) Buyer has not retained a financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby; and (ii) no Person is entitled to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby on the basis of any act or statement made or alleged to have been made by Buyer or any of its Affiliates.

         SECTION 4.6. Acknowledgement of Due Diligence. Seller has provided Buyer with the opportunity to review certain documents and information relating to the business, operations, financial condition and results of operations of Seller, including the Disclosure Schedule and other documents delivered to Buyer as described in this Agreement, for purposes of conducting a due diligence review of Seller. Notwithstanding the foregoing, except to the extent that the Disclosure Schedule qualifies the representations and warranties of Seller made pursuant to this Agreement, information provided or made available to Buyer in connection with its due diligence review shall not limit or otherwise affect the rights afforded to Buyer under this Agreement, including its rights under Articles III and IX.

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REDACTED

                                    ARTICLE V
                                    COVENANTS

         SECTION 5.1. General. Except as specifically provided in this Agreement, during the period from the date hereof until the Closing, Seller shall (i) conduct the Business and utilize the Assets only in the ordinary course consistent with past practice and in compliance with all applicable laws, rules or regulations; (ii) use its reasonable best efforts to preserve the goodwill of the Business and to preserve, maintain, and protect the properties and assets of Seller, including the Assets; and (iii) use its reasonable best efforts to preserve intact the business organization of Seller, to keep available the services of its employees, and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and other Persons having business relationships with Seller.

         SECTION 5.2. Restrictions on Certain Actions. Without limiting the generality of the foregoing, and except as otherwise specifically provided in this Agreement, prior to the Closing, Seller shall not, without the prior written consent of Buyer:

         (a) sell, assign, transfer, or grant any Person a license under, any of the Assets;

         (b) make any material change in the ongoing operations of Seller or the manner in which the Business conducted with the Assets is conducted;

         (c) mortgage or pledge or grant a security interest in any of the Assets or create or suffer to exist any Encumbrance thereon, other than Permitted Encumbrances;

         (d) enter into any Contract involving or relating to the Assets, other than any Contract entered into in the ordinary course of Seller's business consistent with past practice;

         (e) amend, modify or change any Contract relating to, or included within the Assets;

         (f) waive, release, grant or transfer any rights of value involving or relating to the Assets;

REDACTED

         (g) take any action which would or might make any of the representations or warranties of Seller contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or could reasonably be expected to result in any of the conditions set forth in this Agreement not being satisfied; or

         (h) make any agreement or commitment to do any of the foregoing.

         SECTION 5.3. Exclusivity. From the date hereof until the Closing Date, Seller shall not, and shall use its best efforts to ensure that its subsidiaries, Affiliates, directors, officers, agents and other representatives (including, but not limited to, any investment banker, financial advisor, attorney or accountant) do not, directly or indirectly, initiate any contact with, solicit, encourage or enter into or continue any negotiations, understandings or agreements with any third party with respect to, or in connection with, or furnish or disclose any non-public information regarding Seller or its assets and businesses to any third party in connection with, any offer or proposal to acquire any common stock or other direct or indirect equity or other ownership interests in Seller, any of the Assets, or any substantial assets of Seller or any other transaction that is inconsistent with the transactions contemplated by this Agreement. If Seller directly or indirectly receives any offer or proposal of the type described above or any inquiry with respect thereto, Seller shall notify Buyer within one business day after the receipt of such offer, proposal or inquiry and shall, in any such notice to Buyer, indicate the material terms of such offer, proposal or inquiry.

         SECTION 5.4. Tax Matters.

         (a) Seller shall be liable for (i) all Taxes related to the ownership or operation of the Assets for any taxable period or portion thereof ending on or before the Closing Date, (ii) all transfer Taxes, sales and use Taxes, have added, goods and services and similar Taxes, if any, imposed as a result of the sale or transfer of the Assets and (iii) all income Taxes imposed on Seller or their Affiliates on account of the sale of the Assets (d). Buyer shall be liable for all Taxes related to the ownership or operation of the Assets for any taxable period or portion thereof that begins after the Closing Date.



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         (b) If Buyer or any of its Affiliates receives a refund or credit of any Taxes described in paragraph (a) above, or if Seller or any of its Affiliates receives a refund or credit of any Taxes described in paragraph (b) above, the party receiving such refund or credit shall, within 30 days after receipt of such refund or credit, remit to the other party the amount of such refund or credit.

         (c) After the Closing Date, each of Seller and Buyer shall:

                  (i) Use its reasonable best efforts to cooperate fully in preparing for any audits of, or disputes with taxing authorities regarding, any Tax Returns relating to the Assets and make available to the other and to any taxing authority as reasonably requested all information, records, and documents relating to liabilities for Taxes associated with the Business or the Assets as set forth in this Agreement.

                  (ii) Make available to the other, as reasonably requested and available, personnel responsible for preparing or maintaining information, records and documents in connection with Taxes as well as any related litigation;

                  (iii) Preserve all such information, records, and documents until the expiration of any applicable statutes of limitation or extensions thereof and as otherwise required by law; and

                  (iv) Provide timely notice to the other in writing of any pending or threatened tax audits or assessments related to the Assets for periods beginning prior to the Closing Date and furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such period.

         SECTION 5.5. Third Party Consents. Seller shall use reasonable best efforts to obtain all consents, approvals, orders, authorizations, and waivers of, and to effect all declarations, filings, and registrations with, all third parties (including Governmental Entities) that are necessary, required, or deemed by Buyer to be desirable to enable Seller to transfer the Assets to Buyer as contemplated by this Agreement and to otherwise consummate the transactions contemplated hereby. All such consents, approvals, orders, authorizations, waivers, declarations, filings, registrations and releases shall be in a form and in substance reasonably acceptable to Buyer. All costs and expenses of obtaining or effecting any and all of the consents, approvals, orders, authorizations, waivers, declarations, filings, registrations, and releases referred to in this Section 5.5 shall be borne by Seller.

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         SECTION 5.6. Further Assurances. Seller hereby covenants and agrees with Buyer, and its successors and assigns, that from time to time after the execution and delivery of this Agreement, at Buyer's reasonable request and without further consideration, Seller shall (i) execute, deliver, acknowledge, file and record, or cause to be executed, delivered, acknowledged, filed and recorded, such further bills of sale, deeds, general conveyances, endorsements, assignments and other good and sufficient instruments of sale, conveyance, transfer, assignment or delivery and such further consents, certifications, affidavits and assurances that may be reasonably required in order to vest in Buyer all right, title and interest in and to the Assets or otherwise to consummate and make effective the transactions contemplated by this Agreement upon the terms and conditions set forth herein and (ii) take, or cause to be taken, all actions and do, or cause to be done, all such things as may be reasonably required in order to put Buyer in actual possession and operating control of the Assets or otherwise to accomplish the purposes of this Agreement. Furthermore, in the event that on or after the Closing Date the Seller receives any mail, courier package, telegraph message, facsimile transmission, purchase order, service request or other document that relates to the Assets (other than as may relate to Seller's activities under the License Agreement), such documents shall be forwarded, no later than one business day after the date of receipt thereof by any of the Sellers, using a nationally recognized overnight delivery service for next-day delivery, to Buyer.

         SECTION 5.7. Notification of Certain Matters. Seller shall give prompt notice to Buyer of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in Article III to be untrue or inaccurate at or prior to the Closing and (ii) any failure of Seller to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Seller hereunder. Buyer shall give prompt notice to Seller of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in Article IV to be untrue or inaccurate at or prior to the Closing and (ii) any failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by Buyer hereunder. The delivery of any notice pursuant to this
Section 5.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Articles VI and VII or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 5.8. Amendment of Disclosure Schedule. Seller agrees that, with respect to the representations and warranties contained in Article III, Seller shall have the continuing obligation until the Closing promptly to supplement or amend the Disclosure Schedule with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Disclosure Schedule. For all purposes of this Agreement, including for purposes of determining whether the conditions set forth in Article VII have been fulfilled, the Disclosure Schedule shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude all information contained in any supplement or amendment thereto.



                                      -23-
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         SECTION 5.9. Competitive Activities.

         (a) Seller agrees that, during the period beginning on the date of this Agreement and ending [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]* (the "Non-Competition Period"), it will not, directly or indirectly (whether acting alone or through any of its Affiliates, as a member of a partnership or a joint venture, as a shareholder of a corporation or in conjunction with any Person or in any other capacity whatsoever and whether by investing in, or holding securities of, any corporation or other entity, advancing or lending any funds to, making available any facilities, equipment or other assets to any Person or assisting or participating in any other transaction or arrangement whatsoever), engage in any of the following activities:

                  (i) except as provided in the License Agreement or required by this Agreement, conduct or engage in or participate in any business or activity for the purpose of the research, development or testing of products of the type described in Schedule 5.9(a) hereto (the "Covered Products") in the geographical area specified in Schedule 5.9(a) hereto (the "Territory"); or

                  (ii) except as provided in the License Agreement, conduct or engage in or participate in any business or activity involved in the marketing, sale or distribution of Covered Products in the Territory, or solicit or accept business from any Person, for the purpose of providing Covered Products in the Territory; provided, that Seller may engage in solicitation of, and sales by Buyer of Covered Products to any Person on behalf of Buyer.

         (b) Notwithstanding the provisions of paragraph (a) above, Seller may own less than 1% of a class of securities of a company whose securities are publicly traded and registered under Section 12 of the Securities Exchange Act of 1934, as amended (so long as Seller does not assist or participate in conduct of the business of such company otherwise than through the ownership of such securities).

         (c) Seller expressly acknowledges and agrees that (i) this Section 5.9 contains reasonable limitations as to time, geographical area and scope of activity which were negotiated by the parties at arm's-length, (ii) Seller has heretofore been directly or indirectly engaged in the development, sale or distribution of Covered Products in a substantial portion of the Territory and
(iii) in light of the activities heretofore engaged in by Seller, the interests of the parties hereto and the nature of the transactions contemplated by this Agreement, Section 5.9 is reasonable and does not impose a greater restraint on Seller than is necessary to protect the goodwill and other business interests associated with the business to be conducted utilizing the Assets.

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         (d) It is expressly understood and agreed that if any of the provisions of this Section 5.9 is held to be unreasonably broad, oppressive or unenforceable by a court or other Governmental Entity, such court or other Governmental Entity (i) shall narrow the Non-Competition Period and the Territory, as applicable, or shall otherwise endeavor to reform the scope of such provisions in order to ensure that the application thereof is not unreasonably broad, oppressive or unenforceable and (ii) to the fullest extent permitted by law, shall enforce such provisions as so reformed.

         SECTION 5.10. Right of First Negotiation.

         (a) Seller hereby agrees that, from the Closing Date until the sixth anniversary of the Product Launch Date, Buyer shall have a first right of negotiation with respect to any products, inventions, trade secrets, or other Intellectual Property Rights that Seller or any Affiliate of Seller determines to sell, license, co-market, co-distribute or otherwise commercialize, and any joint venture, strategic alliance or other collaborative business arrangement or transaction with respect to any such products, inventions, trade secrets or other Intellectual Property Rights (any of the foregoing a "Potential Opportunity"), unless Seller determines in its sole discretion to commercialize such products without a commercial partner; provided, however, that this first right of negotiation shall not apply to any arrangement that results directly from negotiations which are generally identified in Item 5.10(a) of the Disclosure Schedule and which Seller can conclusively show to have been initiated by Seller prior to the Closing Date.

         (b) Seller shall provide written notice to Buyer of any Potential Opportunity that is subject to the first right of negotiation under this Section
5.10. Such notice shall provide reasonable detail regarding such Potential Opportunity, including all of the material terms that are known or anticipated at the time of such notice.

         (c) After receipt of written notice from Seller as described in subsection (b) above, Buyer shall have 10 days to exercise its first right of negotiation by providing written notice to Seller. During the 10 day period following receipt of written notice by Buyer, Seller shall provide Buyer with reasonable access to Seller's officers, employees and agents, during regular business hours and at Buyer's cost and expense, and shall provide Buyer with such further information as Buyer shall reasonably request; provided, that information provided pursuant to this Section 5.10 shall be subject to the confidentiality provisions of this Agreement.

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         (d) If Buyer elects to exercise its first right of negotiation, Buyer and Seller shall negotiate exclusively and in good faith for a period of not less than 60 days regarding such Potential Opportunity. If following good faith negotiations effected in accordance with this Section 5.10, Seller determines not to enter into a binding agreement with Buyer, Seller will be entitled to pursue the Potential Opportunity without further restriction under this Section
5.10 and Buyer shall have no other claim or right under this Section 5.10 with respect thereto. Nothing in this Section 5.10 shall be deemed to limit or diminish the obligations of Seller under any other provision of this Agreement (including Section 5.9).

         SECTION 5.11. Use of Assets. From and after the Closing Date, Seller shall not use the Brand Names or any derivatives thereof or any names deceptively similar thereto or any of the other Assets in any of Seller's present or future business operations or for any other purpose except as permitted in the License Agreement.

         SECTION 5.12. Bulk Sales Laws. The parties hereby waive compliance with any applicable Bulk Sales Laws in connection with the sale of the Assets. Seller hereby agrees to indemnify Buyer and hold it harmless from and against any and all demands, claims, actions, causes of action, losses, damages, liabilities, costs and expenses (including fees and disbursements of counsel) arising as a result of any failure to comply with applicable Bulk Sales Laws in connection with the sale of the Assets.

         SECTION 5.13. Access to Books and Records after Closing.

         (a) From and after the Closing Date, Buyer shall allow Seller and its representatives, upon reasonable prior notice, to inspect and copy during normal business hours the books and records included in the Assets, to the extent necessary in order and to permit Seller to comply with its obligations under federal income tax and state tax laws.


         (b) From and after the Closing Date, Seller shall allow Buyer and its representatives, upon reasonable prior notice, to inspect and copy any of Seller's books and records that relate to the Assets during normal business hours, to the extent necessary in order to comply with its obligations under law or when otherwise reasonably necessary for the business operations of Buyer.

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         SECTION 5.14. Audit Rights and Certificates of Compliance.

         (a) Not later than 15 days following the end of each Fiscal Quarter during the Royalty Payment Period, Seller shall deliver to Buyer an officer's certificate executed by Seller's Chief Financial Officer, which officer's certificate shall attest that Seller is in compliance with its covenants and obligations pursuant to this Agreement; provided it is understood that Seller's failure to deliver any such certificate shall suspend Buyer's obligation to make any Royalty Payments pursuant to this Agreement.

         (b) Not later than January 31 of 2007 and each year thereafter through and including the first anniversary of the Product Launch Date, Seller shall deliver to Buyer an officer's certificate executed by Seller's Chief Financial Officer, which officer's certificate shall attest as to the Actual Sales Percentage (as defined in Section 1.4(d)) for the previous year, and specify with reasonable detail the calculation thereof; provided it is understood that Seller's failure to deliver any such certificate shall suspend Buyer's obligation to make any Royalty Payments pursuant to this Agreement.

         (c) For a period of 30 days following the end of each Fiscal Quarter during the Royalty Payment Period and for a period of 30 days following the delivery of any officer's certificate required to be delivered on behalf of Seller pursuant to this Agreement, Seller shall afford Buyer's employees and consultants reasonable access to the facilities, books and records and employees of Seller to verify Seller's compliance with its covenants and obligations hereunder.

         SECTION 5.15. Certain Licenses. At the Closing, Buyer and Seller will enter into the License Agreement. Pursuant to the License Agreement, (i) Buyer shall grant to Seller an exclusive, limited, royalty-free license to use certain of the Acquired Intellectual Property in order to allow Seller to continue to market and sell its existing products under the Brand Names in powder, gel and pill forms only (and such other forms as to which Buyer may from time to time consent in writing) and for an agreed term, and (ii) Seller shall grant to Buyer and its Affiliates, for an agreed term, a royalty-free license to use the name "PacificHealth Laboratories" for certain purposes.

         SECTION 5.16. Cooperation. For a period beginning on the Closing Date and ending [ON THE SIXTH ANNIVERSARY OF THE PRODUCT LAUNCH DATE]*, (i) Seller shall provide to Buyer free of charge such training and other support and assistance as is reasonably requested from time to time by Buyer regarding the research, development, enhancement, testing, production, manufacture, marketing, sale and distribution of the Developed Products and (ii) Seller shall use commercially reasonable efforts to cooperate with Buyer in promoting the Brand Names. Without limiting the foregoing, for a period beginning on the Closing Date and ending [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]* Seller shall, to the best of its ability at the time, collaborate with Buyer in activities designed to develop and enhance the products offered under the Brand Names, which activities are anticipated to involve development of new ideas for clinical research, development of new product concepts, providing scientific input with regard to clinical research funded by Buyer, and related efforts.

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         SECTION 5.17. Certain Other Covenants.

         (a) Seller agrees to execute any and all powers of attorney, applications, registrations, assignments, declarations, affidavits, and any other papers in connection therewith, which Buyer deems necessary to perfect the right, title and interest of the Acquired Intellectual Property, in Buyer. Seller further agrees to testify in any legal proceedings, sign all lawful papers, execute all divisional, continuation, continuation-in-part, reissue and substitute applications, make lawful oaths and declarations, and generally do everything possible to vest title of the Acquired Intellectual Property in Buyer and to aid Buyer to obtain and enforce proper protection for the Acquired Intellectual Property in all countries.

         (b) In the event that Seller develops or acquires Intellectual Property Rights that are Enhancements to the Acquired Intellectual Property, Seller agrees to promptly disclose and irrevocably assign to Buyer such Enhancements, at no cost to Buyer. Seller agrees further to execute any and all powers of attorney, applications, assignments, declarations, affidavits, and any other papers in connection therewith, which Buyer deems necessary to perfect the right, title and interest of such Enhancements in Buyer.

         (c) Seller agrees to fully comply with its ongoing duty to disclose information material to patentability to the United States Patent & Trademark Office (37 C.F.R. 1.56), with regard to any pending or future filed patent applications of the Acquired Intellectual Property.

         (d) From and after the Closing Date, (i) Seller shall not, and shall use commercially reasonable efforts to cause its employees, officers, directors, agents and Affiliates to not, make any statement (orally or in writing) which disparages Buyer or its Affiliates identified on Schedule 5.17(d) (as updated from time to time by written notice to Seller, the "Identified Buyer Affiliates") or any of their products (including any Developed Product), presents Buyer or the Identified Buyer Affiliates or any such product in an unfavorable light or otherwise materially harms the commercial viability of any such product, and (ii) Buyer shall not, and shall use commercially reasonable efforts to cause its employees, officers, directors, agents and Affiliates to not, make any statement (orally or in writing) which disparages Seller or any product marketed by Seller (including any product marketed by Seller under the Brand Names), presents Seller or any such product in an unfavorable light or otherwise materially harms the commercial viability of any such product; provided, however, that Buyer shall have no further obligation pursuant to this
Section 5.15(d)(ii) in the event of a Change in Control of Seller or termination of the License Agreement. Notwithstanding the foregoing, this paragraph (d) shall not prohibit any Person from making a statement that has a potential negative effect if such statement (i) is not made recklessly or with intention to harm the other party or its Affiliates, their products or the Brand Names;
(ii) is reasonable and based upon facts published in peer-reviewed scientific studies; and (iii) is necessary in order to respond accurately to a direct question from the media regarding the scientific properties or effects of a product with respect to which the Person making the statement is an expert; provided, that the Person making the statement uses reasonable efforts to avoid making a statement that would be viewed as disparaging the other party, its Affiliates, its products or the Brand Names.

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         (e) If Buyer sells or assigns all or substantially all of the Assets to a third party at any time prior to the end of the Royalty Payment Period, then Buyer shall cause such purchaser or assignee to agree in writing to be bound by the obligations to make Royalty Payments pursuant to Section 1.4.

                                   ARTICLE VI
                       CONDITIONS TO OBLIGATIONS OF SELLER

         The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, by Seller:

         SECTION 6.1. No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of such transactions.

         SECTION 6.2. Accuracy of Representations and Warranties. Each representation and warranty of Buyer contained in this Agreement shall be true and correct (in the case of representations and warranties qualified as to materiality) or true and correct in all material respects (in the case of representations and warranties that are not so qualified) as of the Closing Date with the same effect as though made on the Closing Date.

         SECTION 6.3. Covenants and Agreements Performed. Buyer shall have complied on or before the Closing Date in all material respects with each of its covenants and agreements contained in this Agreement to be performed on or before the Closing Date.

         SECTION 6.4. Closing Deliveries. Buyer shall have executed and delivered at the Closing the documents and instruments described in Section 2.2(b).

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                                  ARTICLE VII
                       CONDITIONS TO OBLIGATIONS OF BUYER

         The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of all of the following conditions, any one or more of which may be waived, in whole or in part, by Buyer:

         SECTION 7.1. No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting the consummation of such transactions.

         SECTION 7.2. Accuracy of Representations and Warranties. Each representation and warranty of Seller contained in this Agreement shall be true and correct (in the case of representations and warranties qualified as to materiality) or true and correct in all material respects (in the case of representations and warranties that are not so qualified) as of the Closing Date with the same effect as though made on the Closing Date.

         SECTION 7.3. Covenants and Agreements Performed. Seller shall have complied on or before the Closing Date in all material respects with each of the covenants and agreements of Seller contained in this Agreement to be performed on or before the Closing Date.

         SECTION 7.4. Portman Consulting, License and Noncompetition Agreement. Portman shall continue to be employed on a full-time basis by Seller in the capacity of CEO and shall have entered into the Portman Consulting, License and Noncompetition Agreement, which shall be in full force and effect.

         SECTION 7.5. Closing Deliveries. Seller shall have executed and delivered at the Closing, or caused to be executed and delivered, the documents and instruments described in Section 2.2(a).

         SECTION 7.6. Consents. Seller shall have obtained all the consents to the transactions contemplated this Agreement that are listed in Item 3.3 of the Disclosure Schedule.

         SECTION 7.7. No Material Adverse Change. Since September 30, 2005, there shall not have been any material adverse change in the business, prospects, operations, assets, liabilities, financial condition or results of operations of Seller.



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                                  ARTICLE VIII
                                   TERMINATION

         SECTION 8.1. Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

         (a) by mutual written consent of Buyer and Seller;

         (b) by either Buyer or Seller, if there shall be promulgated any statute, rule or regulation of a Governmental Entity that makes consummation of the transactions contemplated hereby illegal or if a Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable;

         (c) by Buyer, if:

                  (i) the Closing shall not have occurred by March 1, 2006 (provided that the right to terminate this Agreement under this clause
         (i) shall not be available if the failure of Buyer to fulfill any of its obligations under this Agreement or its misrepresentation or breach of warranty hereunder has been a primary cause of the fact that the Closing has not occurred); or

                  (ii) there has been a material breach by Seller of any covenant or agreement, or an inaccuracy in any representation or warranty, of Seller contained in this Agreement and such breach or inaccuracy has not been cured by Seller within 30 days after receipt by them of written notice thereof from Buyer; or

         (d) by Seller, if:

                  (i) the Closing shall not have occurred by March 1, 2006 (provided that the right to terminate this Agreement under this clause
         (i) shall not be available if the failure by Seller to fulfill any of its obligations under this Agreement or its misrepresentation or breach of warranty hereunder has been a primary cause of the fact that the Closing has not occurred); or (ii) there has been a material breach by Buyer of any covenant or agreement, or a material inaccuracy of any representation or warranty, of Buyer contained in this Agreement and such breach or inaccuracy has not been cured by Buyer within 30 days after receipt by it of written notice thereof from Seller.

         SECTION 8.2. Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.1 by Buyer or Seller, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall have no effect other than as set forth in this Section 8.2, and there shall be no liability hereunder on the part of Buyer or Seller or any of their respective directors, officers, employees, stockholders or representatives, except that the agreements contained in this Section 8.2 and Articles IX and X shall survive the termination hereof. Nothing contained in this Section 8.2 shall relieve any party from liability for damages actually incurred for breach of any covenant or agreement, or for the inaccuracy of any representation or warranty, contained herein.

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                                   ARTICLE IX
                                 INDEMNIFICATION

         SECTION 9.1. Survival of Representations and Warranties. The representations and warranties contained in this Agreement and in any certificate, instrument or document delivered pursuant hereto in which any representations or warranties are made by a party shall survive the Closing for a period of 24 months, except for the representations contained in Sections 3.1, 3.2, 3.8(c), 3.8(d), 3.9, 3.15, 3.16, 3.18, 4.1 and 4.2, which shall survive until the expiration of the applicable statute of limitations. Such representations and warranties shall not be deemed to be merged into or superseded by any provisions set forth in any instrument of sale, conveyance, assignment or transfer or any other document delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, and shall not be affected by any due diligence review or investigation made by or on behalf of any party. Rights to indemnification provided under this Agreement shall survive until the expiration of the applicable statute of limitations, except that rights to indemnification against breaches of any representations and warranties shall only survive until the expiration of such representations and warranties in accordance with the first sentence of this Section 9.1; provided, however, that such rights to indemnification shall thereafter continue in full force and effect insofar as they relate to claims of which the Indemnifying Party has received notice, specifying the facts and circumstances of the claim in reasonable detail (to the extent known) and specifying the provision of this Agreement under which such claim is made, prior to the applicable expiration date. The provisions of this Article IX set forth the exclusive remedies for any breach of representations or warranties set forth in Articles III or IV of this Agreement, except with respect to fraudulent misrepresentation.

         SECTION 9.2. Indemnification of Buyer. Seller agrees to indemnify and hold Buyer and its Affiliates and their respective directors, officers and stockholders (collectively, the "Buyer Indemnified Parties"), harmless from and against, and pay or reimburse the Buyer Indemnified Parties for, any and all damages, claims, actions, causes of action, losses, liabilities, deficiencies or expenses, whether or not resulting from third-party claims (including reasonable attorney's fees) incurred by such Person (collectively referred to herein as "Indemnified Losses"), to the extent that they arise out of or are based upon any of the following:

         (a) any breach by Seller of any representation or warranty contained in this Agreement;

         (b) any breach by Seller of any covenant or agreement contained in this Agreement;

         (c) any Seller Retained Liabilities;

         (d) any Permitted Encumbrance which arose during or related to any period prior to the Closing Date;

         (e) any claim that (i) the Assets or any part thereof infringes the Intellectual Property Rights of any Person or constitutes an unlawful disclosure, use or misappropriation of another Person's trade secrets; or (ii) Buyer's use of the Assets in the operation of the Business infringes, misappropriates or otherwise wrongfully uses the Intellectual Property Rights of any third party, unless such claim: (A) is based solely upon modifications made by Buyer to the Acquired Intellectual Property or to products currently or previously marketed or sold by Seller ("Seller's Products") and (B) without such modifications made by Buyer to the Acquired Intellectual Property or Seller's Products, Buyer's use of the Assets in the operation of the Business would not otherwise have infringed, misappropriated or otherwise wrongfully used such Intellectual Property Rights of such third party; or (iii) the marketing or sale of Covered Products (including any products that fall within Class 5 and/or Class 32 of the International Schedule of Classes of Goods and Services) bearing the ACCELERADE or ENDUROX trademarks, infringes the trademark rights of any third party;

REDACTED

         (f) any Taxes for which Seller is liable pursuant to Section 5.4; or

         (g) any product liability or similar claim based on or relating to the Assets to the extent that such claim arises with respect to events or occurrences that took place on or prior to the Closing Date.

Notwithstanding the foregoing, the right of the Buyer Indemnified Parties to be indemnified pursuant to paragraph (a) above for breaches of representations or warranties shall not arise unless and until the aggregate amount of Indemnified Losses for which it is entitled to indemnification pursuant to such paragraph equals or exceeds $[40,000]* (the "Basket Amount"), in which case Seller shall provide indemnification for the full amount of such Indemnified Losses, including the Basket Amount; provided, however, that none of such limitations shall limit or otherwise affect any Buyer Indemnified Party's right to be indemnified pursuant to paragraphs (b)-(g) above. Buyer may set off any amount that Seller is obligated to pay Buyer hereunder (including any amount owed by Seller under this Article IX) against any Royalty Payments that Buyer is obligated to pay Seller under this Agreement, provided that the amount that Seller is obligated to pay Buyer hereunder has been agreed by the parties or resolved by formal arbitrative or judicial process; provided further, that to the extent an amount that Buyer would otherwise set off against a Royalty Payment has not yet been agreed by the parties or resolved by formal arbitrative or judicial process, Buyer may deposit the amount that it would otherwise be entitled to set off against the Royalty Payment into an interest-bearing escrow account at an independent escrow agent pending final agreement or resolution.

         SECTION 9.3. Indemnification of Seller. Buyer agrees to indemnify and hold Seller and its Affiliates and their respective directors, officers and stockholders (collectively, the "Seller Indemnified Parties") harmless from and against, and pay or reimburse the Seller Indemnified Parties for, any and all Indemnified Losses which the Seller Indemnified Parties may sustain or incur, to the extent that they arise out of or are based upon any of the following:

         (a) any breach by Buyer of any representation or warranty contained in this Agreement;

         (b) any breach by Buyer of any covenant or agreement contained in this Agreement; or

         (c) any product liability or similar claim based on or relating to the Assets to the extent that such claim arises with respect to events or occurrences that take place after the Closing Date (other than such claims that are based on, relate to or arise from Seller's operations under the License Agreement).

REDACTED


Notwithstanding the foregoing, the right of the Seller Indemnified Parties to be indemnified pursuant to paragraph (a) of this Section 9.3 for breaches of representations or warranties shall not arise unless and until the aggregate amount of Indemnified Losses for which it is entitled to indemnification pursuant to such paragraph equals or exceeds the Basket Amount, in which case Buyer shall provide indemnification for the full amount of such Indemnified Losses, including the Basket Amount.

         SECTION 9.4. Third Party Claims. If Buyer or Seller, as the case may be (singly or collectively, the "Indemnified Party"), shall receive notice of an action asserting a liability for which it is indemnified under this Article IX, it shall promptly notify, and in the case of indemnification sought under Sections 9.2(a) and 9.3(a) within 30 days of receipt by the Indemnified Party of legal process or other written notification of the commencement of an action asserting such liability, the party against whom indemnity is sought (the "Indemnifying Party"). The failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from its obligations to provide indemnification hereunder, except to the extent its defense of the action is materially prejudiced thereby. Any such claim may be defended by any insurer whose policy covers the liability for such claim and provides for a defense thereof. In addition, the Indemnifying Party may participate in the defense of such action and may assume the defense with counsel satisfactory to the Indemnified Party if
(a) the Indemnified Party agrees to assumption thereof by the Indemnifying Party or (b) the Indemnifying Party shall have confirmed in writing (without reservation or qualification) its obligation to provide indemnification for the liability asserted in such action. If the Indemnifying Party assumes the defense, the Indemnifying Party will not settle the claim without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld, conditioned or delayed. If the Indemnified Party, based on advice of counsel, shall reasonably conclude that the Indemnified Party's interests in such action are materially inconsistent with those of the Indemnifying Party or that it may have defenses that are different from or in addition to those available to the Indemnifying Party, the Indemnified Party may use separate counsel to protect such interests and assert such defenses and otherwise participate in the defense of such action. If the Indemnifying Party shall assume the defense with counsel satisfactory to the Indemnified Party, the Indemnifying Party shall not be liable for any legal expenses (other than investigation expenses) subsequently incurred by the Indemnified Party, unless the Indemnified Party shall have employed separate counsel in accordance with the preceding sentence.

         SECTION 9.5. Indemnification Without Regard to Negligence or other Fault. It is the express intention of the parties hereto that each Indemnified Party shall be entitled to indemnification as provided in this Article XI, without regard to any limitations contained in anti-indemnification, express negligence or other similar laws. Accordingly, such party shall be indemnified and held harmless from and against all Indemnified Losses as to which indemnity is provided for under this Article IX notwithstanding that any such Indemnified Losses arise out of or result from the ordinary, strict, sole or contributory negligence or other fault of the Indemnified Party.

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REDACTED

                                   ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.1. Access to Information; Confidentiality. Until the Closing, Seller shall afford to Buyer and its officers, attorneys, accountants and other authorized representatives reasonable access to all personnel and historical records regarding the Assets which, in the reasonable judgment of Buyer, are necessary to enable Buyer to conduct its due diligence relating to the proposed acquisition. Seller will furnish the representatives of Buyer during such period with all information as such representatives may reasonably request and cause the employees, accountants and attorneys of Seller to cooperate fully with such representatives in connection with such review and examination. All documents, records and information provided to Buyer or its officers, attorneys, accountants and representatives shall be subject to the terms of section 5 of the letter of intent, dated November 17, 2005 (as amended, the "Confidentiality Agreement") between Seller and Buyer; provided, however, that the obligations of Buyer and its Affiliates under the Confidentiality Agreement (except as they relate to information concerning the businesses or operations of Seller not relating to the Assets) shall terminate and cease to be of any further force or effect as of the Closing Date. The obligations of Buyer and its Affiliates under the Confidentiality Agreement as they relate to information concerning the businesses or operations of Seller other than relating to the Assets, shall continue in full force and effect after the Closing Date. No investigation by Buyer or its representatives shall limit the effectiveness of the representations, warranties, covenants or agreements of Seller herein or the right of Buyer to obtain indemnification as provided by this Agreement. Seller acknowledges and agrees that irreparable damage would occur in the event that at any time after the Closing Date any confidential information regarding the Assets, this Agreement, the transactions and agreements contemplated hereby, Buyer or its Affiliates or their respective business, is disclosed to or utilized on behalf of any Person which is or may eventually be in competition with Buyer. Accordingly, Seller covenants and agrees that it will not, directly or indirectly, without the prior written consent of Buyer, use (except as expressly authorized under the License Agreement) or disclose any of such confidential information, except to attorneys, accountants and authorized representatives of Seller; provided, however, that confidential information shall not be deemed to include information which was or becomes generally available to the public other than as a result of disclosure by Seller or its Affiliates. Notwithstanding the foregoing provision of this Section 10.1, Seller may disclose any confidential information to the extent that in the opinion of Seller's counsel, Seller is legally compelled to do so, provided that prior to making such disclosure, Seller advises and consults with Buyer regarding such disclosure and provided further that Seller discloses only that portion of such confidential information as is legally required to be disclosed.

         SECTION 10.2. Expenses. Each party shall pay its own expenses and costs relating to the negotiation, execution and performance of this Agreement.

         SECTION 10.3. Public Announcements. Seller and Buyer will consult with each other before issuing, and will provide each other reasonable advance opportunity to review and comment upon, any press release, report, filing or other public statements (or relevant portions thereof) relating to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such report, filing or public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange.

REDACTED

         SECTION 10.4. Notices. Any notices or other communications required or permitted hereunder shall be given in writing and shall be sufficient if delivered personally or sent by certified or registered mail, postage prepaid, to the address of the principal place of business of the parties, or to such other address as shall be furnished in writing by such party, and any such notice or communication shall be effective and be deemed to have been given as of the date so mailed; provided that any notice or communications changing any of the addresses of the parties shall be effective and deemed given only upon its receipt.

         SECTION 10.5. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns; provided, however, that except as expressly provided herein, neither this Agreement nor any of Seller's rights, interests, or obligations hereunder shall be assigned by Seller (by operation of law or otherwise) without the prior written consent of Buyer, which consent shall not be unreasonably withheld. Buyer shall give Seller written notice of any assignment by Buyer. Any assignee of Buyer shall agree in writing to be bound by all of the terms and conditions of this Agreement, whereupon Buyer shall be immediately and fully released from all obligations under this Agreement.

         SECTION 10.6. Complete Agreement. This Agreement (including the Schedules and Exhibits hereto and the Disclosure Schedule) and the License Agreement, Portman Consulting, License and Noncompetition Agreement, and the other documents delivered at the Closing contain the entire understanding of the parties with respect to the transactions contemplated hereby and supersede all prior arrangements or understandings with respect thereto. There are no restrictions, agreements, promises, warranties, covenants, or undertakings other than those expressly set forth herein or therein.

         SECTION 10.7. Governing Law. This Agreement and all matters relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the choice of law principles thereof.

         SECTION 10.8. Cure of Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement; provided, however, that if such illegal, invalid or unenforceable provision may be made legal, valid and enforceable by limitation thereof, then the provision shall be revised and reformed to make it legal, valid and enforceable to the maximum extent permitted by law.

REDACTED

         SECTION 10.9. Amendment; Waivers. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with any term or provision hereof may be waived only by a written instrument executed by each party entitled to the benefits of the same. Except as expressly provided herein to the contrary, no failure to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

         SECTION 10.10. Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with the terms hereof. Accordingly, the parties agree that each of them shall be entitled to seek injunctive relief to prevent breaches of the terms of this Agreement and to seek specific performance of the terms hereof, in addition to any other remedy now or hereafter available at law or in equity, or otherwise.

         SECTION 10.11. Interpretation. The headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit, extend or otherwise affect the meaning of any of the provisions hereof. The words "include," "includes" and "including" shall be deemed to be followed by the words "without limitation." Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive. Any reference to "ordinary course of business" shall be deemed to mean "ordinary, usual and regular course of business consistent with past practices."

         SECTION 10.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         SECTION 10.13. Force Majeure. Any delays in or failures of performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including: acts of God; the intervention of any governmental authority; strikes or the concerted acts of workers; fires; floods; explosions; riots; wars; rebellion; and sabotage. Any time for performance hereunder shall be extended by the actual time of delay caused by such occurrence; provided, that if any such delaying cause shall continue for more than 60 calendar days, the party injured by the inability of the other to perform shall have the right, upon written notice, to terminate this Agreement.

REDACTED

         SECTION 10.14. Rights Reserved. Buyer acknowledges that the principal business of Seller is to develop, commercialize and license nutritional products. Buyer acknowledges that Seller is presently, and in the future may continue to be, engaged in developing products and technology (including for appetite suppression, management of type 2 diabetes and postoperative muscle recovery) that do not involve and are not related to Covered Products, do not compete with or support competition with Covered Products, and do not infringe the Acquired Intellectual Property. None of this Agreement, the License Agreement or the Portman Consulting, License and Noncompetition Agreement (other than Section 5.10 of this Agreement) shall be construed to limit or affect Seller's right to engage in an asset sale, joint venture, strategic alliance, distribution agreement or any other business relationship with any other company (including any company that may presently or in the future sell, distribute or otherwise market Covered Products) so long as such transaction, arrangement or relationship does not involve or relate to, or compete or support competition with, Covered Products or involve the infringement of the Acquired Intellectual Property. Any transaction or relationship involving only products and technology that do not involve or relate to Covered Products, do not compete with or support competition with Covered Products, and do not infringe on the Acquired Intellectual Property will not be deemed a violation of Section 5.9.

                                   ARTICLE XI
                                   DEFINITIONS

         SECTION 11.1. Certain Definitions. The following terms shall have the meanings ascribed to them below:

         "Affiliate" means any Person that controls, is controlled by or is under common control with the Person in question, including any officer, director or shareholder thereof.

         "Arbitrator" means an arbitrator agreed upon by the parties or, if the parties are unable to agree within 60 days, an arbitrator selected by the American Arbitration Association.

         "Bill of Sale and Assignment" means the Bill of Sale and Assignment to be executed as of the Closing Date by Seller, substantially in the form of Exhibit C.

         "Bulk Sales Laws" means any version of Article 6 of the Uniform Commercial Code adopted by any state or any similar law relating to the sale of inventory, equipment or other assets in bulk.

         "Business" means the business involving the research, development, testing, production, manufacture, marketing, sale and distribution of Developed Products and other Covered Products.

REDACTED

         "Case or Case Equivalent" means the amount reasonably specified by Buyer as a unit of measurement for purposes of this Agreement; provided, it is understood and agreed that a Case Equivalent shall generally equal such amount as is required to ultimately deliver [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*; provided, further, that Buyer may make reasonable adjustments for alternate means of packaging and/or delivery which are consistent with industry practices and Buyer's internal metrics.

         "Change in Control of Seller" means the occurrence of any of the following events:

         (a) Any Person shall file (or be required to file) a Schedule 13D under the Exchange Act disclosing that such Person has become the beneficial owner of a number of shares of Equity Securities of Seller which represent more than 50% of the aggregate voting power of the outstanding Equity Securities of Seller;

         (b) Any Person shall file (or be required to file) a Schedule 13D under the Exchange Act disclosing that such Person has become the beneficial owner of a number of Equity Securities of Seller which represent more than 30% of the aggregate voting power of the outstanding Equity Securities of Seller, and within 12 months after the date of such acquisition of beneficial ownership of such Equity Securities, individuals who, as of the date of such acquisition, constituted the Board of Directors of Seller (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board of Directors of Seller; provided, however, that any individual becoming a director subsequent to such date whose election, or recommendation or nomination for election by the stockholders of Seller, was approved by a vote of at least a majority of the Incumbent Directors (acting separately or as part of any action taken by the board of directors (or comparable body) or any committee thereof) shall be considered as though such individual were an Incumbent Director; provided, that such individual was not the nominee of the Person that acquires such beneficial ownership, or otherwise nominated or elected by or at the direction of such Person as part of any plan or arrangement involving a change of control of Seller;

         (c) There shall be consummated any merger, consolidation, business combination or other transaction (or a series of related transactions) as a result of which a number of Equity Securities of Seller (or any surviving company resulting from such transaction) which represent more than 50% of the aggregate voting power of the outstanding Equity Securities of Seller (or such surviving company) shall be beneficially owned, directly or indirectly, by Persons who did not either (i) own such Equity Securities prior to the transaction (or series of transactions), or (ii) receive such securities in respect of the conversion or exchange of common stock of Seller in the transaction;

REDACTED

         (d) Any Person shall acquire, by sale, transfer or conveyance in any one transaction or series of related transactions, assets or earning power aggregating to more than 50% of the assets or earning power of the applicable entity and its Subsidiaries, taken as a whole;

         (e) A transfer, sale or other disposition of all or substantially all of Seller's assets to a Person that is not an Affiliate of Seller; or

         (f) The execution and delivery of any Contract by Seller or any of its Affiliates providing for the consummation of any of the foregoing transactions or any public announcement by the applicable entity of the execution and delivery of any such Contract.

         "Contract" means any contract, subcontract, letter contract, agreement, purchase order, delivery order, arrangement, understanding or other instrument, obligation or commitment or any kind or character (whether oral or written).

         "Developed Products" means products previously, currently or in the future marketed under the Brand Names or that utilize, are based upon, or relate to the Acquired Intellectual Property.

         "Disclosure Schedule" means the Disclosure Schedule prepared by Seller and delivered to Buyer which is attached to this Agreement.

         "Encumbrances" means title defects, charges, liens, mortgages, pledges, claims, security interests, options, restrictions, and other encumbrances of every type and description, whether imposed by law, agreement, understanding or otherwise.

         "Enhancements" means any inventions, ideas, discoveries, know how, confidential information or other Intellectual Property Rights, whether now in existence or created in the future, that are improvements to the Acquired Intellectual Property.

         "Equity Securities" means (i) with respect to any corporation, all shares, interests, participations or other equivalents of capital stock of such corporation, however designated, (ii) with respect to any limited liability company, all limited liability company interests, membership interests or other equity interests in such limited liability company and (iii) with respect to any partnership, all partnership interests or other equity interests in such partnership.

REDACTED

         "Exchange Act" means the Securities Exchange Act of 1934, as amended to date.

         "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal, domestic, foreign or other administrative agency, department, commission, board, bureau or other governmental authority or instrumentality.

         "Indebtedness" means, with respect to any Person, any indebtedness of such Person in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreement in respect thereof) or representing capital lease obligations that would appear as a liabilities on a balance sheet of such Person prepared in accordance with United States generally accepted accounting principles, as well as all indebtedness of others secured by a lien, security interest or other encumbrance on any asset of such Person (whether or not such indebtedness is assumed by such Person) and, to the extent not otherwise included, the guarantee by such Person of any indebtedness of any other Person.

         "Intellectual Property Rights" means all rights in and to: (i) trademarks and service marks (registered or unregistered), trade dress, trade names and other marks and slogans embodying business or product goodwill or indications of origin, all or that part of any applications or registrations in any jurisdiction pertaining to the foregoing and all goodwill associated therewith; (ii) all inventions whether patented or unpatented, patentable or unpatentable, including all issued patents and pending applications in any jurisdiction; (iii) all trade secrets and other confidential information, and any discoveries, improvements, ideas, know-how, formulae, methodologies, processes, technology concepts, computer programs, technical data, memoranda, notes, reports, financial and technical information, proprietary information, proprietary processes, clinical studies, books, records, instruments and other information; (iv) all copyrights (registered and unregistered) in writings, designs, mask works or other works, and applications or registrations in any jurisdiction for the foregoing; and (v) all Internet web sites, domain names and registrations or applications for registration thereof.

         "Knowledge" (and any correlative terms such as "to the knowledge of" or "known to" or any similar phrase) means anything actually known by Seller, its officers, directors or employees, including anything that becomes known to them in connection with the transactions contemplated by this Agreement.

         "Legal Requirement" means any domestic, foreign or international law, treaty, ordinance, statute, rule or regulation of any Governmental Entity or any Order.

         "Material Adverse Effect" means any event or occurrence that, together with any other event or occurrence to which the definition relates, has resulted or could reasonably be expected to result in a material adverse effect on the business, assets, results of operation, condition (financial or otherwise) or prospects of Seller.

         "Order" means any decision, judgment, order, writ, injunction, decree, award or determination of any Governmental Entity.

         "Permitted Encumbrances" means liens for Taxes not yet delinquent or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect to contested taxes are maintained on the Latest Balance Sheet.

REDACTED

         "Person" means an individual, corporation, limited liability company, association, joint stock company, trust, partnership, joint venture, unincorporated organization, a government or any department or agency thereof, or any other legal entity.

         "Proceedings" means all proceedings, actions, suits, investigations or inquiries in or before any arbitrator or Governmental Entity.

         "Product Launch Date" means the first date on [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*as Buyer shall determine in its sole discretion.

         "Qualifying Net Sales" means has the meaning specified in Schedule
11.1.

         "Securities Act" means the Securities Act of 1933, as amended to date.

         "Seller Retained Liabilities" means any and all debts, liabilities and obligations of Seller of any kind, nature or description whatsoever (whether absolute or contingent, known or unknown, asserted or unasserted), including:

         (a) any liabilities for or relating to any Indebtedness of Seller;

         (b) any liabilities relating to any action, suit, inquiry, investigation or other proceeding pending or threatened against Seller (whether or not covered by insurance);

         (c) any liabilities or obligations arising from or relating to a breach or violation by Seller of the terms of any law, ordinance, statute, rule or regulation of any Government Authority;

         (d) any liabilities or obligations arising from or relating to any breach or violation by Seller of any Contract;

         (e) any liabilities or obligations resulting from the termination of any employment relationship or other employment-related action, including any obligations in respect of severance pay and other similar benefits and claims for wrongful discharge, breach of contract, unfair labor practice, employment discrimination, unemployment compensation or workers' compensation;

         (f) any liabilities or obligations for Taxes for which Seller is responsible under the terms of this Agreement;

         (g) any debts, liabilities or obligations arising out of or relating to the use or exploitation of rights and interests in any of the Assets before the Closing Date; and

         (h) any and all other liabilities and obligations of Seller or any of its Affiliates.

         "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other entity of which a majority of the voting power of the Equity Securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar managing body of such corporation, partnership, limited liability company or other entity are owned by such Person.

REDACTED

         "Taxes" means any and all taxes, assessments, fees and similar charges, including any federal, state, local or foreign income, gross receipts, business, alternative or add on minimum, capital gains, license, payroll, employment, excise, occupation, premium, environmental (including taxes under Section 59A of the Internal Revenue Code of 1986, as amended), customs duties, stamp, stamp duties, unclaimed property capital stock, franchise, profits, withholding, social security (or similar), national insurance contributions, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added goods and services, estimated, or other similar tax, assessment, fee or charge of any kind whatsoever and any liability under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise, in each case, including any interest, penalty, or addition thereto.

         "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         SECTION 11.2. Other Defined Terms. Each of the terms set forth below has the meaning set forth in the Section set forth opposite such term:


                  TERM                                                      SECTION
                  ----                                                      -------
                  ACCELERADE                                                Preamble
                  Acquired Intellectual Property                            1.1
                  Agreement                                                 Preamble
                  Annual Sales Percentage                                   1.4(d)
                  Assets                                                    1.1
                  Basket Amount                                             9.2
                  Brand Names                                               Preamble
                  Buyer                                                     Preamble
                  Buyer Indemnified Parties                                 9.2
                  Closing                                                   2.1
                  Closing Date                                              2.1
                  Closing Payment                                           1.3
                  Confidentiality Agreement                                 10.1
                  Covered Products                                          5.9(a)(i)
                  ENDUROX                                                   Preamble
                  Exploitation                                              3.10
                  Financial Statements                                      3.6
                  Fiscal Quarter                                            1.4
                  Incumbent Directors                                       11.1
                  Indemnified Losses                                        9.2
                  Indemnified Party                                         9.4
                  Indemnifying Party                                        9.4
                  Identified Buyer Affiliates                               5.17(d)
                  Latest Balance Sheet                                      3.6
                  License Agreement                                         Preamble
                  Non-Competition Period                                    5.9
                  Patent Properties                                         1.1(a)(ii)
                  Permits                                                   3.11
                  Portman                                                   Preamble
                  Portman Consulting, License and
                  Noncompetition Agreement                                  Preamble
                  Potential Opportunity                                     5.10(b)
                  Purchase Price                                            1.3
                  Reduced Royalty Payment                                   1.4(d)
                  Repurchase Option Date                                    1.4(b)
                  Repurchase Option                                         1.4(b)
                  Repurchase Price                                          1.4(b)
                  Royalty Payment                                           1.4(a)
                  Royalty Payment Period                                    1.4(a)
                  Royalty Payment Statement                                 1.4(a)
                  Royalty Payment Quarter                                   1.4(a)
                  Royalty Reduction Year                                    1.4(d)
                  SEC                                                       3.6(a)
                  SEC Reports                                               3.6(a)
                  Seller                                                    Preamble
                  Seller Indemnified Parties                                9.3
                  Standard Royalty Payment                                  1.4(d)
                  Territory                                                 5.9(a)(i)

                                      * * *

REDACTED


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.



                                               BUYER:

                                               MOTT'S LLP





                                               By:______________________________
                                               Name:
                                               Title:


                                               SELLER:

                                               PACIFICHEALTH LABORATORIES, INC.





                                               By:______________________________
                                               Name:
                                               Title:

 REDACTED

                               DISCLOSURE SCHEDULE

REDACTED



                               SCHEDULE 1.1(A)(I)

                                   TRADEMARKS


Application/
Registration No.    Trademark                                          Status
---------------     ---------                                          ------
FEDERAL:
   76-537986        (DESIGN ONLY)                                      Registered
   76-537987        ACCELERADE (and Design)                            Registered
   76-537988        ARE YOU ACCELERADED?                               Registered
   76-564326        ACCEL GEL (Stylized)                               Registered
   76-337391        POWERING MUSCLES                                   Registered
   76-096182        ACCELERADE                                         Registered
   75-614117        OPTIMUM RECOVERY RATIO                             Registered
   75-614119        (DESIGN ONLY)                                      Registered
   75-560480        R4 (Stylized)                                      Registered
   75-027605        ENDUROX                                            Registered
   75-214632        ENDUROX PROHEART                                   Abandoned
   75-179076        ENDUROX EXCEL                                      Abandoned
   75-179075        ENDUROX ACTIVE                                     Abandoned

INTERNATIONAL:
   1,122,170        ACCELERADE (CANADA)                                Registered
   TMA 497,754      ENDUROX (CANADA)                                   Registered
   3071855          ACCELERADE (CHINA)                                 Registered
   2001-104987      ACCELERADE (JAPAN)                                 Registered
   4167993          ENDUROX (JAPAN)                                    Registered
   18874/2001       ACCELERADE (HONG KONG)                             Registered
   01-100,249       ACCELERADE (COLOMBIA)                              Registered
   10.1-023         ACCELERADE (VENEZUELA)                             Registered
   T01/18001E       ACCELERADE (SINGAPORE)                             Registered
   002459956        ACCELERADE (EUROPE)                                Registered
   2,359,000        ACCELERADE (ARGENTINA)                             Registered
   894943           ACCELERADE (AUSTRALIA)                             Registered
   823.933.032      ACCELERADE (BRAZIL)                                Registered
   90048699         ACCELERADE (TAIWAN)                                Registered
   538,408          ENDUROX (MEXICO)                                   Registered
   425231           ENDUROX (EUROPE)                                   Registered
   739007           ACCELERADE (MEXICO)                                Registered




                                   1.1(a)(1)-1

REDACTED

                               SCHEDULE 1.1(A)(II)

                                     PATENTS

Patent/
Application No.             Title                                                    Status
--------------              -----                                                    ------
UNITED STATES:
US 5,585,101                Method to Improve Performance During Exercise Using      Issued December 17,
                            the Ciwuji Plant                                         1996.
US 6,051,236                Composition for Optimizing Muscle Performance During     Issued April 18, 2000.
                            Exercise
US 6,989,171                Sports Drink Composition for Enhancing Glucose Uptake    Issued January 24,
                            and Extending Endurance During Physical Exercise         2006.
USSN 09/824,357             Sports Drink Composition for Enhancing Glucose Uptake    Abandoned.
                            and Extending Endurance During Physical Exercise
[REDACTED - CONFIDENTIAL    [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*           Pending - Filed
TREATMENT REQUESTED]*                                                                January 20, 2006.
[[REDACTED - CONFIDENTIAL   [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*           Pending - Filed
TREATMENT REQUESTED]*                                                                January 23, 2006.

FOREIGN (NON-U.S.):
[REDACTED - CONFIDENTIAL    [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*           Pending.
TREATMENT REQUESTED]*
2000 AU 0016200             Composition for Optimizing Muscle Performance During     Abandoned.
                            Exercise
[REDACTED - CONFIDENTIAL    [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*           Pending.
TREATMENT REQUESTED]*
2001 ZA 0004738             Composition for Optimizing Muscle Performance During     Granted 2001/4728.
                            Exercise
[REDACTED - CONFIDENTIAL    [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*           Pending.
TREATMENT REQUESTED]*
CA 2240677                  Method to Improve Performance During Exercise Using      Abandoned.
                            the Ciwujia Plant
1997 AU 0014214             Method to Improve Performance During Exercise Using      Abandoned.
                            the Ciwujia Plant
1996 EP 0944396             Method to Improve Performance During Exercise Using      Abandoned.
                            the Ciwujia Plant
1997 JP 0522942             Method to Improve Performance During Exercise Using      Abandoned.
                            the Ciwujia Plant





                                  1.1(a)(ii)-2

REDACTED


                               SCHEDULE 1.1(A)(V)

                       INTERNET WEB SITES AND DOMAIN NAMES



accelerade.com
enduroxR4.com
poweringmuscles.com
accelgel.com
acceleradecolorado.com
myhydration.com
acceleraid.com






                                   1.1(a)(v)-1

REDACTED




                               SCHEDULE 2.2(A)(IV)

                                CERTAIN CONSENTS



1. Hormel Health Labs LLC

2. Fidelity Funding Business Credit Ltd.

















                                  2.2(a)(iv)-1

REDACTED


                                 SCHEDULE 5.9(A)

                         COVERED PRODUCTS AND TERRITORY

COVERED PRODUCTS

         Sports drinks

         Sports hydration drinks

         Sports energy drinks

         Post-exercise recovery drinks



TERRITORY

                 [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*





                                    5.9(a)-1

REDACTED



                                SCHEDULE 5.17(D)

                           IDENTIFIED BUYER AFFILIATES



                 [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*














                                    5.17(d)-1

REDACTED



                                  SCHEDULE 11.1

                              QUALIFYING NET SALES



"Qualifying Net Sales" means, with respect to any period, the dollar amount of gross sales by Buyer and its Affiliates of Developed Products, less the following customer discounts related to such sales:

-----------------------------------------------------------------------------------------------------------
ACTIVITY                      DEFINITION                                EXAMPLE
-----------------------------------------------------------------------------------------------------------
                                              [REDACTED - CONFIDENTIAL TREATMENT REQUESTED]*












                                     11.1-1

REDACTED


                                                                       EXHIBIT A

                            FORM OF LICENSE AGREEMENT

REDACTED




                                                                       EXHIBIT B

            PORTMAN CONSULTING, LICENSE AND NONCOMPETITION AGREEMENT

REDACTED




                                                                       EXHIBIT C

                       FORM OF BILL OF SALE AND ASSIGNMENT

REDACTED



                                                                       EXHIBIT D

                            CONFIDENTIALITY AGREEMENT












                                      D - 1